Rule 424(b)(3)
                                                               File No. 33-71286

PRICING SUPPLEMENT NO. 2 DATED March 11, 1999

(To Prospectus Dated December 6, 1993)

                         CASCADE NATURAL GAS CORPORATION

                           Medium-Term Notes, Series B
                   Due Nine Months or More From Date of Issue

                                Fixed Rate Notes
                                    ---------


Principal amount:  $15,000,000.00
Interest Rate per annum:  7.098%
Original Issue Date (Settlement date):  Mar. 16, 1999
Maturity date:  Mar. 16, 2029
Issue Price (%):  100%
Selling agent's commission (%) & ($): .750%; $112,500.00
Net Proceeds to Company:  $14,887,500.00
Agent:  A. G. Edwards & Sons, Inc.

Redemption:

     The Notes cannot be redeemed prior to maturity unless the applicable box is checked and the terms of redemption are specified below.

     [ ] The Notes may be redeemed prior to maturity in whole or from time to time in part.

     [ ]  The Notes may be redeemed prior to maturity in whole only.


     Terms of Redemption: